Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

MCAFEE CORP.

AND

THE STOCKHOLDERS PARTY HERETO

DATED AS OF OCTOBER 21, 2020

TABLE OF CONTENTS

i

This REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of October 21, 2020 is made by and among:

A. McAfee Corp., a Delaware corporation (the “Company”);

B. Intel Americas, Inc., a Delaware corporation (“Intel” and, collectively with its Permitted Transferees that are Affiliates, the “Intel Investor”);

C. VII Manta Blocker Co-Invest I, L.P., a Delaware limited partnership (“TPG Co-Invest I”), TPG VII Manta AIV I, L.P., a Delaware limited partnership (“TPG AIV I”), TPG VII Side-by-Side Separate Account I, L.P. (“TPG Side-by-Side”), TPG VII Manta AIV Co-Invest, L.P., a Delaware limited partnership (“TPG Manta AIV Co-Invest”) and TPG VII Manta Holdings II, L.P., a Delaware limited partnership (“TPG Manta Holdings II”, and, together with TPG Co-Invest I, TPG AIV I, TPG Side-by-Side, and TPG Manta AIV Co-Invest, “TPG” or the “TPG Investor”);

D. Thoma Bravo Partners XII AIV, L.P. (“TB Partners XII”), Thoma Bravo Fund XII-A AIV, L.P. (“TB XII-A”), Thoma Bravo Fund XII AIV, L.P. (“TB XII”), Thoma Executive Fund XII AIV, L.P. (“TB Executive XII”), and Thoma Bravo Executive Fund XII-a AIV, L.P. (“TB Executive XII-a” and, together with TB Partners XII, TB XII-A, TB XII, and TB Executive XII, the “TB” or the “TB Investor”);

E. Snowlake Investment Pte Ltd. (“Snowlake” and, together with its Permitted Transferees that are Affiliates, “GIC”);

F. Peter Leav (“CEO”); and

G. such other Persons, if any, that from time to time become party hereto as holders of Registrable Securities pursuant to Section 4.4 in their capacity as Permitted Transferees.

For purposes of this Agreement, each of the Intel Investor and the TPG Investor is a “Principal Investor” and each Principal Investor and each of the TB Investor, GIC and CEO is a “Holder” for so long as it holds Registrable Securities.

RECITALS

WHEREAS, the Company has effected a series of reorganization transactions (the “Reorganization Transactions”) in connection with an initial public offering (the “IPO”) of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”);

WHEREAS, after giving effect to the Reorganization Transactions, the Holders own (i) shares of Class A Common Stock and (ii) Class A Common Units in Foundation Technology Worldwide LLC (“LLC Units”) that, together with shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), subject to certain restrictions, are exchangeable from time to time at the option of the holder thereof for shares of the Company’s Class A Common Stock, pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of Foundation Technology Worldwide LLC (the “LLC Agreement”);

WHEREAS, on the date hereof, the Company has priced the IPO pursuant to an Underwriting Agreement dated as of the date hereof (the “Underwriting Agreement”); and

WHEREAS, the parties believe that it is in the best interests of the Company and the other parties hereto to set forth their agreements regarding registration rights and certain other matters following the closing of the IPO.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

EFFECTIVENESS

Section 1.1 Effectiveness. This Agreement shall become effective upon the Closing.

ARTICLE II

DEFINITIONS

Section 2.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board of Directors of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such specified Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and each Subsidiary of the Company shall be deemed not to be an Affiliate of any of the Intel Investor, the TPG Investor or the TB Investor. “Affiliated” and “Affiliation” shall have correlative meanings. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Block Trade Offering” means any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Class A Common Stock” shall have the meaning set forth in the Recitals.

“Class B Common Stock” shall have the meaning set forth in the Recitals.

“Closing” shall mean the closing of the IPO.

“Common Stock” shall have the meaning set forth in the Recitals.

“Coordination Agreement” means that certain Coordination Agreement, dated October 21, 2020, by and among Intel, TPG, TB and GIC.

“Demand Notice” shall have the meaning set forth in Section 3.1.3.

“Demand Registration” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Request” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 3.1.1(c).

“Demand Suspension” shall have the meaning set forth in Section 3.1.6.

“Demanding Holder” means any of the Intel Investor, the TPG Investor or the TB Investor that exercises a right to request a Demand Registration pursuant to Section 3.1.

“Effective Date” means the date of the Closing.

“Exchange” means the exchange of LLC Units together with shares of Class B Common Stock for shares of Class A Common Stock pursuant to the LLC Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan on Form S-8 or its successor approved by the Board of Directors of the Company or (ii) a registration statement on Form S-4 or its successor.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” shall have the meaning set forth in the Preamble.

“Intel” shall have the meaning set forth in the Preamble.

“IPO” shall have the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Issuer Shares” means the shares of Common Stock or other equity securities of the Company, and any securities into which such shares of Common Stock or other equity securities shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of Common Stock or other equity securities.

“LLC Agreement” shall have the meaning set forth in the Recitals.

“LLC Units” shall have the meaning set forth in the Recitals.

“Loss” shall have the meaning set forth in Section 3.9.1.

“Member of the Immediate Family” means, with respect to an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such individual is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee and so long as such trustee is reasonably satisfactory to the Company, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries

“Participation Conditions” shall have the meaning set forth in Section 3.2.5(b).

“Permitted Transferee” means with respect to any Holder, any Affiliate of such Holder.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 3.3.1.

“Piggyback Registration” shall have the meaning set forth in Section 3.3.1.

“Potential Takedown Participant” shall have the meaning set forth in Section 3.2.5(b).

“Principal Investor” or “Principal Investors” shall have the meaning set forth in the Preamble.

“Pro Rata Portion” means, with respect to each Holder requesting that its shares be registered or sold in a Public Offering, a number of such shares equal to the aggregate number of Registrable Securities requested to be registered or sold in such Public Offering (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder immediately following Closing (after giving effect to any exercise by the underwriters of their option to purchase additional shares as well as the repurchase of Class B Common Stock and LLC Units by the Company, if any, in connection with the closing of the IPO and any exercise of such option to purchase additional shares by the underwriters) and the Reorganization Transactions, and the denominator of which is the aggregate number of Registrable Securities held by all Holders immediately following Closing (after giving effect to any exercise by the underwriters of their option to purchase additional shares as well as the repurchase of Class B Common Stock and LLC Units by the Company, if any, in connection with the closing of the IPO and any exercise of such option to purchase additional shares by the underwriters) and the Reorganization Transactions.

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Registrable Securities” means (i) all shares of Class A Common Stock, and any securities into which such Class A Common Stock shall have been changed, that are not then subject to vesting or forfeiture to the Company, (ii) all shares of Class A Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible or other security not then subject to vesting or forfeiture to the Company (including shares of Class A Common Stock issuable upon Exchange) and (iii) all shares of Class A Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been Transferred pursuant to Rule 144, (y) the holder is able to immediately sell such securities (including all shares of Class A Common Stock issuable upon Exchange) under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), as determined in the reasonable judgment of the Holder (it being understood that a written opinion of the Company’s outside legal counsel to the effect that such securities may be so sold shall be conclusive evidence this clause has been satisfied), or (z) such securities shall have ceased to be outstanding. Notwithstanding the foregoing, any such shares held by or issuable to a party to the Coordination Agreement shall not cease to be Registrable Securities prior to the time at which the Coordination Agreement or Stockholders Agreement has terminated with regard to such Holder or the Holder of such Registrable Securities is otherwise permitted to withdraw in accordance with its terms (in the forms delivered to the Company and in effect as of the date hereof).

“Registration” means registration under the Securities Act of the offer and sale to the public of any Issuer Shares under a Registration Statement. The terms “register,” “registered” and “registering” shall have correlative meanings.

“Registration Expenses” shall have the meaning set forth in Section 3.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Reorganization Transactions” shall have the meaning set forth in the Recitals.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Requisite Investor Approval” means the approval of (a) each of the Principal Investors that then holds Registrable Securities and (b) to the extent only one Principal Investor holds Registrable Securities, such Principal Investor; provided that, for purposes of this definition, a Principal Investor shall be deemed to have approved an action to the extent that such Principal Investor or its Affiliates holding a majority of the Issuer Shares held by such Principal Investor and its Affiliates in the aggregate vote in favor of, or provide their written consent to, such action.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Stockholder Information” shall have the meaning set forth in Section 3.9.1.

“Shelf Period” shall have the meaning set forth in Section 3.2.3.

“Shelf Registration” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Notice” shall have the meaning set forth in Section 3.2.2.

“Shelf Registration Request” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Statement” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Suspension” shall have the meaning set forth in Section 3.2.4.

“Shelf Takedown Notice” shall have the meaning set forth in Section 3.2.5(b).

“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.5(a).

“Stockholders Agreement” means the Stockholders Agreement, dated as of October 21, 2020, made by and among the Company, Intel, TPG, TB, GIC and such other Persons who from time to time become party thereto, as amended from time to time.

“TPG” shall have the meaning set forth in the Preamble.

“TPG Investor” shall have the meaning set forth in the Preamble.

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.

“Underwritten Public Offering” means an underwritten Public Offering, including any Block Trade Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“Underwriting Agreement” shall have the meaning set forth in the Recitals.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

Section 2.2 Other Interpretive Provisions.

Section 2.2.1 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(a) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(b) The terms “include” and “including” are not limiting and shall be deemed to be followed by the phrase “without limitation.”

(c) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(d) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE III

REGISTRATION RIGHTS

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

Section 3.1 Demand Registration.

Section 3.1.1 Request for Demand Registration.

(a) Following the Effective Date, each of the Intel Investor, the TPG Investor and the TB Investor shall have the right to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Holder. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.” Each such demand shall be required to be in respect of at least $100 million in anticipated aggregate net proceeds from all shares sold pursuant to such registration (including after giving effect to net proceeds expected to be received by any Holder that participates in such offering after delivering written notice pursuant to Section 3.1.3 or otherwise) unless a lesser amount is then held by the participating Holders, in which case such demand may only be made in respect of all Registrable Securities held by such Holders; provided, that a Demand Registration shall not be counted for purposes of the limitation set forth in Section 3.1.2 or Section 3.2.5(c) unless and until the Demand Registration has become effective and the Demanding Holders are able to register and sell at least 75% of the Registrable Securities requested to be included in such registration.

(b) Each Demand Registration Request shall specify (x) the aggregate amount of Registrable Securities to be registered and (y) the intended method or methods of disposition thereof.

(c) Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its commercially reasonable efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act.

Section 3.1.2 Limitation on Demand Registrations. The Company shall not be obligated to take any action to effect any Demand Registration (i) if a Demand Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding 90 days (unless otherwise consented to by the Board of Directors of the Company) or (ii) in connection with a Demand Registration Request made by the TB Investor if a Demand Registration was declared effective or an Underwritten Shelf Takedown was consummated at the request of the TB Investor within the preceding twelve (12) months.

Section 3.1.3 Demand Notice. Promptly upon receipt of a Demand Registration Request pursuant to Section 3.1.1 (but in no event more than one Business Day thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Demand Registration Request to all other Holders and the Demand Notice shall offer each such Holder the opportunity to include in the Demand Registration that number of Registrable Securities as each such Holder may request in writing. Subject to Section 3.1.7, the Company shall include in the Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days after the date that the Demand Notice was delivered.

Section 3.1.4 Demand Withdrawal. A Demanding Holder and any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 3.1.3 may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration and will not be obligated to participate in any Underwritten

Public Offering prior to executing the underwriting agreement relating thereto. Upon receipt of a notice to such effect from a Demanding Holder (or if there is more than one Demanding Holder, from all such Demanding Holders) with respect to all of the Registrable Securities included by such Demanding Holder(s) in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement; provided that, for the avoidance of doubt, in the event of a request for a Demand Registration by more than one Demanding Holder, the Company shall continue all efforts to secure effectiveness of the applicable Demand Registration Statement with respect to the Registrable Securities requested to be included by each of the Holders that has not withdrawn its Registrable Securities. Notwithstanding any withdrawal by a Demanding Holder of Registrable Securities from a Demand Registration pursuant to this Section 3.1.4, the Demand Registration with respect to which the withdrawal was made shall be counted for purposes of the limit on Demand Registration Requests set forth in Section 3.1.2 unless (a) the Demanding Holders reimburse the Company for all expenses incurred in connection with the Demand Registration with respect to which the withdrawal was made, (b) the withdrawal is made as a result of an event that has had a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company or (c) the withdrawal is made in response to a Demand Suspension pursuant to Section 3.1.6.

Section 3.1.5 Effective Registration. The Company shall use commercially reasonable efforts to cause the Demand Registration Statement to become effective and remain effective for not less than 180 days plus the duration of any suspension period (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

Section 3.1.6 Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any 12-month period or (ii) for a period exceeding 60 days. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon (a) the Company’s decision to file or seek effectiveness of such Demand Registration Statement following such Demand Suspension and (b) the effectiveness of such Demand Registration Statement. Notwithstanding the provisions of this Section 3.1.6, the Company may not postpone the filing or effectiveness of, or suspend use of, a Demand Registration Statement past the date upon which the applicable Adverse Disclosure is disclosed to the public or ceases to be material. During a Demand Suspension, the Company shall be prohibited from filing a registration statement for its own account or for the account of any other Holder or holder of its securities and, upon termination of any Demand Suspension, the Company shall promptly amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any of the Intel Investor, the TPG Investor or the TB Investor that is participating in such Demand Registration.

Section 3.1.7 Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Public Offering of the Registrable Securities included in a Demand Registration advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be in the case of any Demand Registration (x) first, allocated to each Holder that has requested to participate in such Demand Registration an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, provided that with respect to GIC, if (A) the number of Registrable Securities requested to be registered by GIC exceeds GIC’s Pro Rata Portion and (B) the number of Registrable Securities requested to be registered by the TPG Investor is less than the TPG Investor’s Pro Rata Portion, then with the consent of the TPG Investor (not to be unreasonably withheld), GIC shall be allocated an additional number of securities equal to the lesser of the excess described in the preceding clause (A) and the excess described in the preceding clause (B), and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect (with such number to be allocated pro rata among the remaining requesting Holders that have requested to participate in such Demand Registration in a like manner).

Section 3.2 Shelf Registration.

Section 3.2.1 Request for Shelf Registration.

(a) Upon the written request of any of the Intel Investor, the TPG Investor or the TB Investor from time to time following the date on which the Company becomes eligible to use Form S-3 or any similar short-form registration statement (a “Shelf Registration Request”), the Company shall promptly file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by any Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and the Company shall use its commercially reasonable to cause such Shelf Registration Statement to promptly become effective under the Securities Act. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.”

(b) If on the date of the Shelf Registration Request the Company is a WKSI, then the Shelf Registration Request may request Registration of an unspecified amount of Registrable Securities to be sold by unspecified Holders. If on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered. The Company shall provide to the Intel Investor, the TPG Investor and the TB Investor the information necessary to determine the Company’s status as a WKSI upon request.

Section 3.2.2 Shelf Registration Notice. Promptly upon receipt of a Shelf Registration Request (but in no event more than one Business Day thereafter), the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other Holders, which notice shall specify, if applicable, the amount of Registrable Securities to be registered, and the Shelf Registration Notice shall offer each such Holder the opportunity to include in the Shelf Registration that number of Registrable Securities as each such Holder may request in writing. Subject to Section 3.2.6, the Company shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days (or within one Business Day in the case of a Block Trade Offering) after the date that the Shelf Registration Notice has been delivered to such Holder.

Section 3.2.3 Continued Effectiveness. The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Holder holds Registrable Securities (such period of effectiveness, the “Shelf Period”).

Section 3.2.4 Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any 12-month period, or (ii) for a period exceeding 60 days. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Shelf Suspension, and upon such termination, promptly amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Shelf Registration Statement.

Section 3.2.5 Shelf Takedown.

(a) At any time during which the Company has an effective Shelf Registration Statement with respect to Registrable Securities held by the Intel Investor, the TPG Investor or the TB Investor, by notice to the Company specifying the intended method or methods of disposition thereof, such Holder may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such Holder’s Registrable Securities that are covered by such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement for such purpose; provided that any Underwritten Shelf Takedown Request shall be required to be in respect of at least $100 million in anticipated net proceeds in the aggregate (including after giving effect to net proceeds expected to be received by any Holder that participates in such offering after delivering a written notice pursuant to Section 3.2.5(b)), unless a lesser amount is then held by the Holders requesting to participate in such offering, in which case such request may only be made in respect of all Registrable Securities held by such Holders.

(b) Promptly upon receipt of a Shelf Takedown Request (but in no event more than one Business Day thereafter) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. Subject to Section 3.2.6, the Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within two Business Days after the date that the Shelf Takedown Notice has been delivered to such Holder (or within one Business Day after the date that the Shelf Takedown Notice has been delivered to such Holder if such notice relates to a Block Trade Offering). Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on such Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than 90% (or such lesser percentage specified by such Potential Takedown Participant in writing) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions in any Block Trade Offering, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price, size and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.2.5 shall be determined by the Intel Investor, the TPG Investor and the TB Investor, so long as each such Holder is participating in such Underwritten Shelf Takedown.

(c) The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown (i) if a Demand Registration or an Underwritten Shelf Takedown was consummated within the preceding 90 days (unless otherwise consented to by the Board of Directors of the Company) or (ii) in connection with any Shelf Takedown Request at the request of the TB Investor if a Demand Registration was declared effective or an Underwritten Shelf Takedown was consummated at the request of the TB Investor within the preceding twelve (12) months.

Section 3.2.6 Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 3.2.5 advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be (x) first, allocated to each Holder that has requested to participate in such Underwritten Shelf Takedown an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, provided that with respect to GIC, if (A) the number of Registrable Securities requested to be registered by GIC exceeds GIC’s Pro Rata Portion and (B) the number of Registrable Securities requested to be registered by the TPG Investor is less than the TPG Investor’s Pro Rata Portion, then with the consent of the TPG Investor (not to be unreasonably withheld), GIC shall be allocated an additional number of securities equal to the lesser of the excess described in the preceding clause (A) and the excess described in the preceding clause (B), and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect (with such number to be allocated pro rata among the remaining requesting Holders that have requested to participate in such Underwritten Shelf Takedown in a like manner).

Section 3.3 Piggyback Registration.

Section 3.3.1 Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than an Excluded Registration or a Registration pursuant to Sections 3.1 or 3.2), then, as soon as practicable (but in no event less than five Business Days prior to the proposed date of filing of such Registration Statement or, in the case of any such Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Holders, and such Piggyback Notice shall offer the Holders the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 3.3.2, the Company shall include in such Registration Statement or in such Public Offering as applicable, all such Registrable Securities that are requested to be included therein within five Business Days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company shall determine for any reason not to register or sell or to delay Registration or the sale of such securities, the Company shall promptly give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register or sell, the Company shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown under Section 3.2, as the case may be, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, the Company shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. If the offering pursuant to such Registration Statement or Public Offering is to be an Underwritten Public Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 3.3.1 shall, and the Company shall, make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such underwritten offering. If the offering pursuant to such Registration Statement or Public Offering is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 3.3.1 shall be permitted to, and the Company shall, make such arrangements so that each such Holder may participate in such offering on such basis. Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that such request must be made in writing prior to the execution of the related underwriting agreement or the effectiveness of the Registration Statement, as applicable.

Section 3.3.2 Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Holders in writing that, in its or their opinion, the number of securities that such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company proposes to sell and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated among the Holders that have requested to participate in such Registration based on an amount equal to the lesser of (A) the number of such Registrable Securities requested to be sold by such Holder, and (B) a number of such shares equal to such Holder’s Pro Rata Portion, provided that with respect to GIC, if (x) the number of Registrable Securities requested to be registered by GIC exceeds GIC’s Pro Rata Portion and (y) the number of Registrable Securities requested to be registered by the TPG Investor is less than the TPG Investor’s Pro Rata Portion, then with the consent of the TPG Investor (not to be unreasonably withheld), GIC shall be allocated an additional number of securities equal to the less of the excess described in the preceding clause (x) and the excess described in the preceding clause (y), and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

Section 3.3.3 No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 and 3.2 or shall relieve the Company of its obligations under Sections 3.1 and 3.2.

Section 3.4 Lock-Up Agreements. In connection with each Registration or sale of Registrable Securities pursuant to Section 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, if requested by the underwriters for such Underwritten Public Offering and provided that a similar request is made in accordance with Section 3.6.1, each Holder shall enter into a lock-up agreement with such customary terms (which shall be the same terms for all Holders) as are negotiated among the Company, the underwriters and the Principal Investors (or the TB Investor in connection with any such Registration or Underwritten Public Offering demanded by the TB Investor in which neither the Intel Investor nor the TPG Investor participate), provided that in no event will GIC or its Affiliates be required to enter into a lock-up agreement on terms less favorable than the terms agreed to by the TPG Investor pursuant to its lock-up agreement. The Company, the Principal Investors and the TB Investor, as applicable, agree to use commercially reasonable efforts to include in any such agreement a lock-up period beginning no earlier than seven days before, and ending no later than 90 days after, the date of the final prospectus in connection with such Registration or Underwritten Public Offering.

Section 3.5 Registration Procedures.

Section 3.5.1 Requirements. In connection with the Company’s obligations under Sections 3.1, 3.2 and 3.3, the Company shall use its commercially reasonable efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a) as promptly as is reasonably practicable prepare and file the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (y) subject to applicable law, make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request and (z) subject to applicable law, except in the case of a Registration under Section 3.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any participating Principal Investor (or the TB Investor if there is no participating Principal Investor), or the underwriters, if any, shall reasonably object;

(b) as promptly as is reasonably practicable prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any Principal Investor (or the TB Investor if there is no participating Principal Investor) with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c) notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (v) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (w) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (x) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (y) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d) promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

(e) to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(f) use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

(g) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(h) furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(i) deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

(j) on or prior to the date on which the applicable Registration Statement becomes effective, use its commercially reasonable efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(k) cooperate with the selling Holders and the managing underwriter or underwriters, if any, to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;

(l) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(m) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities if other than the CUSIP for the publicly traded Class A Common Stock and if one has then been assigned;

(n) make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(o) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any participating Principal Investor (or the TB Investor if there is no participating Principal Investor) or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(p) obtain for delivery to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the underwriter or underwriters and its or their counsel;

(q) in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(r) cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s) use its commercially reasonable efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available, including through the SEC’s EDGAR filing system or any successor system, to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(t) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(u) use its commercially reasonable efforts to cause all Class A Common Stock covered by the applicable Registration Statement to be listed on the securities exchange on which the Company’s Class A Common Stock is then listed or quoted and on each inter-dealer quotation system on which the Company’s Class A Common Stock is then quoted;

(v) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any representative appointed by the participating Principal Investors (or the TB Investor if there is no participating Principal Investor), by any underwriter participating in any disposition to be effected pursuant to such Registration Statement or by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(w) in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(x) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(y) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(z) take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

Section 3.5.2 Company Information Requests. The Company may require each seller of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

Section 3.5.3 Discontinuing Registration. Each Holder agrees that, as promptly as possible after receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5.1(d), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 3.6 Underwritten Offerings.

Section 3.6.1 Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Section 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, each Principal

Investor seeking to participate in such offering and the underwriters, and containing a requirement to obtain lock-up agreements from directors and executive officers of the Company and such other terms as are generally prevailing in agreements of that type. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which shall contain such agreements on the part of the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in public offerings similar to the applicable offering. Any such Holder shall be required to make representations and warranties and other agreements, deliver an opinion or opinions from its counsel and provide indemnities, in each case as are customarily made by selling stockholders in secondary public offerings.

Section 3.6.2 Piggyback Registrations. If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary public offerings. Any such Holder shall be required to make representations and warranties and other agreements, deliver an opinion or opinions from its counsel and provide indemnities, in each case as are customarily made by selling stockholders in secondary public offerings.

Section 3.6.3 Participation in Underwritten Registrations. Subject to the provisions of Section 3.6.1 and Section 3.6.2 above, no Person may participate in any Underwritten Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that any such Holder shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

Section 3.6.4 Selection of Underwriters. In the case of an Underwritten Public Offering under Section 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the participating Principal Investors (or the TB Investor if there is no participating Principal Investor); provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

Section 3.7 No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. Without Requisite Investor Approval, neither the Company nor any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person that are prior in right, pari passu or inconsistent with the rights under this Agreement, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement.

Section 3.8 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses of the Company (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements, not to exceed $20,000 per Holder per Registration or Shelf Takedown Request, of counsel for the Intel Investor, the TPG Investor, the TB Investor and GIC, including all reasonable fees for an opinion from counsel to each such participating Holder and any required local counsel opinions, provided that the aggregate amount payable by the Company over the term of this Agreement pursuant to this clause (viii) shall not exceed $1,000,000, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xi) all expenses of the Company related to the “road-show” for any Underwritten Public Offering. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities, which shall be paid by the participating Holders in proportion to the number of Registrable Securities offered and sold by or on behalf of each such Holder.

Section 3.9 Indemnification.

Section 3.9.1 Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder, each shareholder, member, limited or general partner of such Holder, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including any report or other document filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 3.9.1 in respect of any untrue statement or omission contained in any information relating to such seller Holder furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement and used by the Company in conformity therewith (such information “Selling Stockholder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Holders.

Section 3.9.2 Indemnification by the Selling Holders. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in such selling Holder’s Selling Stockholder Information. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.4 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

Section 3.9.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it forfeits substantive rights by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the prior written consent of the indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 60 days after receipt by the indemnifying party of such request and more than 30 days after receipt of the proposed terms of such settlement and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm (in addition to any local counsel) at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

Section 3.9.4 Contribution. If for any reason the indemnification provided for in Section 3.9.1 and Section 3.9.2 is unavailable to an indemnified party (other than as a result of exceptions contained in Section 3.9.1 and Section 3.9.2) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.9.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.9.1 and 3.9.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 3.9.1 and 3.9.2 hereof without regard to the provisions of this Section 3.9.4. The remedies provided for in this Section 3.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Notwithstanding the provisions of this Section 3.9.4, in connection with any Registration Statement filed by the Company, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.2 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

Section 3.9.5 Indemnification Priority. The Company hereby acknowledges and agrees that any of the Persons entitled to indemnification pursuant to Section 3.9.1 (each, a “Company Indemnitee” and collectively, the “ Company Indemnitees”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort (i.e., its obligations to a Company Indemnitee are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Company Indemnitee are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by a Company Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights a Company Indemnitee may have against such other sources. The Company further agrees that no advancement or payment by such other sources on behalf of a Company Indemnitee with respect to any claim for which such Company Indemnitee has sought indemnification, advancement of expenses or insurance from the Company shall affect the foregoing, and that such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Company Indemnitee against the Company.

Section 3.10 Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3.11 Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of the Company pursuant to this Agreement.

Section 4.2 Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile or e-mail or (iii) sent by overnight courier, in each case, addressed as follows:

if to the Company, to:

McAfee Corp.

6220 America Center Drive

San Jose, CA 95002

Attention: Sayed Darwish

E-mail: Sayed_Darwish@McAfee.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

3 Embarcadero Center

San Francisco, California 94111

Attention: Thomas Holden and Michael Roh

Facsimile: (415) 315-4823

E-mail: thomas.holden@ropesgray.com; michael.roh@ropesgray.com

If to the TPG Investor, to:

TPG Global, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: General Counsel, Julie Clayton and Jerry Neugebauer

Facsimile: (415) 743-1501

E-mail: officeofgeneralcounsel@tpg.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

3 Embarcadero Center

San Francisco, California 94111

Attention: Thomas Holden and Michael Roh

Facsimile: (415) 315-4823

E-mail: thomas.holden@ropesgray.com; michael.roh@ropesgray.com if to the Intel Investor, to:

Intel Corporation

2200 Mission College Boulevard

Santa Clara, California 95054

Attention: Susie Giordano and Benjamin A. Olson

Facsimile: (408) 653-9098

E-mail: susie.giordano@intel.com and benjamin.a.olson@intel.com with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California

Attention: Gregg Noel and Amr Razzak

Facsimile: (213) 621-5234

E-mail: gregg.noel@skadden.com and amr.razzak@skadden.com

if to the TB Investor, to:

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, California 94111

Attention: Seth Boro and Chip Virnig

Facsimile: (415) 392-6480

E-mail: sboro@thomabravo.com and cvirnig@thomabravo.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Drive

Chicago, Illinois 60654

Attention: Gerald T. Nowak, P.C., Corey D. Fox, P.C. and Bradley Reed

Facsimile: (312) 862-2200

E-mail: gerald.nowak@kirkland.com, corey.fox@kirkland.com and bradley.reed@kirkland.com if to GIC, to:

Snowlake Investment Pte Ltd

168 Robinson Road #37-01 Capital Tower

Singapore, 068912

Attention: Jason Young, Sean Low Shien Ang, Matthew Lim

E-mail: jasonyoung@gic.com.sg

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 7th Avenue

New York, New York 10019

Attention: Asi Kirmayer

E-mail: akirmayer@sidley.com

if to CEO, to:

McAfee Corp.

6220 America Center Drive

San Jose, CA 95002

Attention: Pete Leav

E-mail: Peter_Leav@McAfee.com

Subject to the foregoing, notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by facsimile or e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) one Business Day after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

Section 4.3 Termination and Effect of Termination. This Agreement shall terminate upon the date on which no Holder holds any Registrable Securities, except for the provisions of Sections 3.9 and 3.10, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification or contribution rights pursuant to Section 3.9 hereof shall retain such indemnification or contribution rights with respect to any matter that (i) may be a liability subject to indemnification or contribution thereunder and (ii) occurred prior to such termination.

Section 4.4 Permitted Transferees. The rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities to a Permitted Transferee of that Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.4 will be effective unless the Permitted Transferee to which the assignment is being made, if not a Holder, has delivered to the Company a written acknowledgment and joinder agreement in form and substance reasonably satisfactory to the Company that the Permitted Transferee will be bound by, and will be a party to, this Agreement (such written joinder agreement to include such Permitted Transferee’s contact information for the delivery of notice).

Section 4.5 Remedies. The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 4.6 Amendments. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and each of the Principal Investors that then holds Registrable Securities; provided, however, that any amendment, modification, extension or termination that (a) has a disproportionate and materially adverse effect on any Holder shall require the prior written consent of such Holder and (b) creates a material new obligation of a Holder or further restricts in any material respect the ability of a Holder to Transfer its Shares shall require the prior written consent of such Holder, other than any amendment or modification reasonably required to address a change in applicable law. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

Section 4.7 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Section 4.8 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.2 hereof is reasonably calculated to give actual notice.

Section 4.9 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.10 Merger; Binding Effect, Etc. This Agreement (along with the Stockholders Agreement, the LLC Agreement and the Coordination Agreement) constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

Section 4.11 Counterparts; Electronic Signatures. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by e-mail of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes. The Company and each Holder hereto hereby agree that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the Company and each Holder further agree that this Agreement, or any part hereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

Section 4.12 Severability. In the event that any provision hereof would, under applicable law, be invalid, illegal or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid, legal and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 4.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, stockholder, partner or member of any Holder or of any Affiliate or assignee thereof, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

McAFEE CORP.

By:	/s/ Jared Ross
Name:	Jared Ross
Title:	Assistant Secretary

[Signature Page to Registration Rights Agreement]

INTEL AMERICAS, INC.

By:	/s/ Tiffany D. Silva
Name:	Tiffany D. Silva
Title:	Secretary and Director

[Signature Page to Registration Rights Agreement]

TPG INVESTOR

TPG VII MANTA BLOCKER CO-INVEST I, L.P.

By: TPG VII Manta GenPar, L.P., its general partner

By: TPG VII Manta GenPar Advisors, LLC, its general partner

By:	/s/ Michael La Gatta___
Name: Michael LaGatta
Title: Vice President

TPG VII MANTA AIV I, L.P.

By: TPG VII Manta GenPar, L.P., its general partner

By: TPG VII Manta GenPar Advisors, LLC, its general partner

By:	/s/ Michael La Gatta___
Name: Michael LaGatta
Title: Vice President

[Signature Page to Registration Rights Agreement]

pgss

TPG VII SIDE-BY-SIDE SEPARATE ACCOUNT I, L.P.

By:	TPG Genpar VII SBS SA I, L.P., its general partner

By:	TPG Genpar VII SBS SA I Advisors, LLC, its general partner

By:	/s/ Michael La Gatta___
Name: Michael LaGatta
Title: Vice President

TPG VII MANTA AIV CO-INVEST, L.P.

By:	TPG VII Manta GenPar, L.P., its general partner

By:	TPG VII Manta GenPar Advisors, LLC, its general partner

By:	/s/ Michael La Gatta___
Name: Michael LaGatta
Title: Vice President

TPG VII MANTA HOLDINGS II, L.P.

By:	TPG VII Manta GenPar, L.P., its general partner

By:	TPG VII Manta GenPar Advisors, LLC, its general partner

By:	/s/ Michael La Gatta___
Name: Michael LaGatta
Title: Vice President

[Signature Page to Registration Rights Agreement]

TB INVESTOR

THOMA BRAVO FUND XII-A, L.P.

By: Thoma Bravo Partners XII, L.P.
Its: General Partner

By: Thoma Bravo UGP XII, LLC
Its: General Partner

By: Thoma Bravo UGP, LLC
Its: Managing Member

By:	/s/ Seth Boro
Name: Seth Boro
Title: Managing Partner

THOMA BRAVO FUND XII AIV, L.P.

By:	Thoma Bravo Partners XII AIV, L.P.
Its: General Partner

By:	Thoma Bravo UGP XII, LLC
Its: General Partner

By: Thoma Bravo UGP, LLC
Its: Managing Member

By:	/s/ Seth Boro
Name: Seth Boro
Title: Managing Partner

[Signature Page to Registration Rights Agreement]

THOMA BRAVO PARTNERS XII AIV, L.P.

By: Thoma Bravo UGP XII, LLC
Its: General Partner

By: Thoma Bravo UGP, LLC
Its: Managing Member

By:	/s/ Seth Boro
Name: Seth Boro
Title: Managing Partner

THOMA BRAVO EXECUTIVE FUND XII AIV, L.P.

By: Thoma Bravo Partners XII AIV, L.P.
Its: General Partner

By: Thoma Bravo UGP XII, LLC
Its: General Partner

By: Thoma Bravo UGP, LLC
Its: Managing Member

By:	/s/ Seth Boro
Name: Seth Boro
Title: Managing Partner

[Signature Page to Registration Rights Agreement]

THOMA BRAVO EXECUTIVE FUND XII-A AIV, L.P.

By: Thoma Bravo Partners XII AIV, L.P.
Its: General Partner

By: Thoma Bravo UGP XII, LLC
Its: General Partner

By: Thoma Bravo UGP, LLC
Its: Managing Member

By:	/s/ Seth Boro
Name: Seth Boro
Title: Managing Partner

[Signature Page to Registration Rights Agreement]

Snowlake Investment Pte Ltd

By:	/s/ Jason Young
Name:	Jason Young
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

By:	/s/ Peter Leav
Name:	Peter Leav
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]